Exhibit 5.1

HUNTON & WILLIAMS LLP 1445 ROSS AVENUE SUITE 3700 DALLAS, TX 75202

TEL FAX	(214) 979-3000 (214) 880-0011

Client No. 84544.000059

August 14, 2009

Cash America International, Inc.

1600 West 7th Street

Fort Worth, Texas 76102

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Cash America International, Inc., a Texas corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company for unspecified aggregate proceeds: (i) senior debt securities (the “Senior Debt”) and subordinated debt securities (the “Subordinated Debt,” and together with the Senior Debt, the “Debt Securities”); (ii) common stock, par value $0.10 per share (the “Common Stock”), of the Company; (iii) depositary shares representing fractional interests in Debt Securities or fractional shares of Common Stock (the “Depositary Shares”); (iv) warrants to purchase Debt Securities or Common Stock (the “Warrants”); (v) purchase contracts obligating holders to purchase from or to sell to the Company or to purchase from holders, a specified or variable number of shares of Common Stock at a future date or dates (the “Stock Purchase Contracts”); (vi) units composed of any combination of Debt Securities, Common Stock, Warrants and Stock Purchase Contracts (the “Units”); and (vii) subscription rights to purchase Debt Securities, Common Stock or Warrants (the “Subscription Rights”). The Debt Securities, the Common Stock, the Depositary Shares, the Warrants, the Stock Purchase Contracts, the Units and the Subscription Rights are collectively referred to as the “Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement;

(ii) the Articles of Incorporation of the Company, as amended to the date hereof and currently in effect, and certified by the Secretary of State of the State of Texas (the “Articles of Incorporation”);

(iii) the By-Laws of the Company, as amended to date hereof and currently in effect, certified by the Secretary of the Company, (the “By-Laws”);

(iv) the form of Indenture relating to the Senior Debt being filed as an exhibit to the Registration Statement (the “Senior Indenture”);

(v) the form of Indenture relating to the Subordinated Debt being filed as an exhibit to the Registration Statement (the “Subordinated Indenture, and together with the Senior Indenture, the “Indentures”);

(vi) a certificate, dated as of a recent date from the Secretary of State of the State of Texas, as to the existence and good standing in the State of Texas of the Company; and

(vii) certain resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement, the issuance and sale of the Securities and related matters.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of certificates, records and statements of public officials, (iv) the genuineness of signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof. As to factual matters, we have relied upon certificates of officers of the Company and upon certificates of public officials.

We have also assumed that the Indentures and any supplemental indenture, officers’ certificates or board resolution thereto establishing the terms of Securities will be duly authorized, executed and delivered by the applicable Trustee, Depositary and Warrant Agent, as the case may be, and in the case of the Indenture, will be in substantially the form reviewed by us, and that each Debt Security, Depositary Share, Warrant or Unit that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee or depositary, warrant, collateral or other applicable agent, as the case may be. We have assumed that the forms and terms of the Debt Securities, Depository Shares, Warrants and Units, when established, and the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder will comply with, and will not violate, the Articles of Incorporation or By-Laws or any Opined on Law (as defined below), or violate any applicable public policy, or be subject to any defense in law or equity. We have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision. We have also assumed that New York law will be chosen to govern the Warrant Agreements, the Warrants, the deposit agreements and the Depositary Shares to be issued thereunder, and the unit agreements and the Units to be issued thereunder and the Stock

Purchase Contracts, that such choice in each case is a valid and legal provision. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions set forth herein are limited to the Texas Business Corporations Act and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to such judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities as we have deemed to be relevant to such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made independent investigation, that such laws do not affect any of the opinions set forth herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the Debt Securities to be issued under an Indenture, when (a) the Indenture has been (i) duly authorized by the Company’s Board of Directors (the “Board”), (ii) duly executed and delivered by each party thereto and (iii) duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (b) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) the Debt Securities have been authorized, executed and authenticated in the forms specified in and in accordance with the terms of such Indenture and (d) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, or upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, the applicable Indenture and the Debt Securities to be issued under such Indenture will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited or otherwise affected by (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (z) any implied covenant of good faith and fair dealing.

2. With respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, (b) the securities underlying such Depositary Shares have been deposited with a bank or trust company that meets the requirements for the depositary set forth in the Registration Statement under the applicable deposit agreement and (c) the receipts representing the Depositary Shares have been duly executed, authenticated, countersigned, registered and issued, sold and delivered in the manner and for the consideration stated in the applicable deposit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable.

4. With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited or otherwise affected by (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (z) any implied covenant of good faith and fair dealing.

5. With respect to the Stock Purchase Contracts, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Purchase Contracts, the terms of the offering thereof, and related matters, (b) the Purchase Contracts have been duly authorized and validly executed and delivered by the Company, and (c) the Purchase Contracts have been duly executed, countersigned, registered and delivered in accordance with the appropriate Purchase Contract and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Purchase Contracts will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited or otherwise affected by (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (z) any implied covenant of good faith and fair dealing.

6. With respect to the Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units, the terms of the offering thereof, and related matters, (b) the securities underlying such Units have been deposited with a bank, trust or other company that meets the requirements for such agent set forth in the Registration Statement under the applicable unit agreement, if any, and (c) the instruments representing the Units have been duly executed, authenticated, countersigned, registered and issued, sold and delivered in the manner and for the consideration stated in the applicable unit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Units will be duly authorized, validly issued, fully paid and nonassessable.

7. With respect to the Subscription Rights, when the Rights have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the rights offering described in the Registration Statement, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited or otherwise affected by (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, ) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (z) any implied covenant of good faith and fair dealing.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Hunton & Williams LLP